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                                                                      Exhibit 24
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                                POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Chrysalis International Corporation, a Delaware corporation, hereby constitutes and appoints Paul J. Schmitt, John G. Cooper and Robert J. Bush and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign on behalf of each of the undersigned an Annual Report on Form 10-K for the fiscal year ended December 31, 1996 pursuant to Section 13 of the Securities Exchange Act of 1934 and to sign any and all amendments to such Annual Report, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

          Executed as of this 27th day of March 1997.

/s/ Paul J. Schmitt                           /s/ John G. Cooper
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Paul J. Schmitt,                             John G. Cooper, Senior Vice
Chairman of the Board, President             President, Chief Financial
and Chief Executive Officer                  Officer, Secretary and
(Principal Executive Officer)                Treasurer (Principal Financial
                                             Officer and Principal
                                             Accounting Officer)

/s/ Jack Barbut, Director                     /s/ John K. Clarke
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Jack Barbut, Director                         John K. Clarke, Director

/s/ Desmond H. O'Connell                      /s/ John Christian Jensen
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Desmond H. O'Connell,                         John Christian Jensen,
Director                                      Director



/s/ Photios T. Paulson                        /s/ W. Leigh Thompson
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Photios T. Paulson,                           W. Leigh Thompson,
Director                                      Director